Exhibit 10.3
McAFEE, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
(as amended May 3, 2010)
          1. Establishment, Purpose and Term of Plan.
               1.1 Establishment. The McAfee, Inc. 2002 Employee Stock Purchase Plan (the “Plan”) was established effective as of April 10, 2002 (the “Effective Date”) and was amended and restated as of April 7, 2005, with the increase of one million shares to the total number of shares reserved for issuance under the Plan on such date subject to approval by the Company’s stockholders at the annual meeting being held on May 25, 2005. The history of the Plan is summarized in Appendix A hereto.
               1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Plan includes two components, a Code Section 423 Component (as defined in Section 2.1(c) below) and a Non-423 Component (as defined in Section 2.1(j) below). The Code Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, as amended, and the Plan shall be so construed. The Plan shall govern the terms and conditions of grants made under both the Code Section 423 Component and the Non-423 Component. Except as otherwise indicated, the Non-423 Component will operate and be administered in the same manner as the Code Section 423 Component. For purposes of this Plan, if the Board so determines, each Participating Company under the 423 Component will be deemed to participate in a separate Offering under the 423 Component of the Plan, even if the dates of the applicable Offering Period of each such Offering are identical, provided that the terms of participation are the same within each separate Offering as determined under Code Section 423.
               1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.
          2. Definitions and Construction.
               2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
                         (a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

                         (b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
                         (c) “Code Section 423 Component” means the component of the Plan that is designed to meet the requirements set forth in Section 423(b) of the Code, as amended, and to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Code Section 423 Component should be construed, administered and enforced in accordance with Section 423(b) of the Code, so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
                         (d) “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.
                         (e) “Company” means McAfee, Inc., a Delaware corporation, or any successor corporation thereto.
                         (f) “Compensation” means, with respect to any Offering Period, all amounts paid in cash and includable as “wages” subject to tax under Section 3101(a) of the Code without applying the dollar limitation of Section 3121(a) of the Code or, for Participants outside the United States, equivalent amounts as determined by the Board. Accordingly, Compensation may include, without limitation, salaries, commissions, bonuses, overtime, and salary deferrals under Section 401(k) of the Code. Compensation shall be limited to amounts actually payable in cash directly to the Participant or deferred by the Participant during the Offering Period. Compensation shall not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.
                         (g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.
                         (h) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence that the Participating Company Group approves or is legally protected under applicable laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

                         (i) “Fair Market Value” means, as of any date:
                              (a) If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.
          (b) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.
                         (j) “Non-423 Component” means the component of the Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.
                         (k) “Offering” means an offering of Stock as provided in Section 6.1.
                         (l) “Offering Date” means, for any Offering, the first day of the Offering Period.
                         (m) “Offering Period” means a period established in accordance with Section 6.
                         (n) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
                         (o) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.
                         (p) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.
                         (q) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.
                         (r) “Purchase Date” means, for any Offering Period, the last day of such period.

                         (s) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.
                         (t) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions or other contributions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.
                         (u) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.
                         (v) “Subscription Agreement” means a written agreement in such form as specified by the Company, which states an Employee’s election to participate in the Plan, indicates the level of contribution expressed in whole percentages of the Employee’s Compensation, and authorizes payroll deductions under the Plan from the Employee’s Compensation, if applicable.
                         (w) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.
                         (x) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
               2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
          3. Administration.
               3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to the Code Section 423 Component have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. For the avoidance of doubt, the Board shall also have the exclusive authority to determine which

Participating Companies shall participate in the Non-423 Component and which shall participate in the Code Section 423 Component.
               3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.
               3.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company with respect to the Code Section 423 Component shall be consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to the Code Section 423 Component shall have the same rights and privileges within the meaning of such section.
               3.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

          4. Shares Subject to Plan.
               4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 8,000,000, and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan. The maximum number of shares of Stock authorized under this Section 4.1 may be issued under the Code 423 Component (provided no shares of Stock are issued under the Non-423 Component).
               4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.
          5. Eligibility.
               5.1 Employees Eligible to Participate.
                         (a) With respect to the Code Section 423 Component, only Employees of the Company, a Parent Corporation or Subsidiary Corporation shall be considered “Eligible Employees.” Further with respect to the Code Section 423 Component, if the Company permits any Employee of a Participating Company to participate in the Plan, then each Employee of the Participating Company shall be deemed an Eligible Employee, except the following Employees may be excluded: (i) any Employee who has not completed thirty (30) days of continuous employment with a Participating Company as of the Offering Date, or (ii) any Employee who is customarily employed by the Participating Company Group for less then twenty (20) hours per week.
                         (b) With respect to the Non-423 Component, all the same rules set forth in Section 5.1(a) above apply except that (i) the Board may limit eligibility further within a

Participating Company so as to only designate some Employees of a Participating Company as Eligible Employees, and (ii) to the extent the eligibility rules set forth in Section 5.1.(a)(i) or Section 5.1(a)(ii) are not consistent with applicable local laws.
               5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
               5.3 Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
          6. Offerings.
               6.1 Offering Periods. The Plan shall be implemented by sequential Offering Periods of approximately six (6) months duration. Offering Periods shall commence on or about June 1 and December 1 of each year and end on the or about the last day of the following November or May, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.
          7. Participation in the Plan.
               7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the

Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.
               7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.
          8. Right to Purchase Shares.
               8.1 Grant of Purchase Right. Except as otherwise specified by the Board prior to the Offering Date of an Offering Period, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Fifty Thousand Dollars ($50,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) ten thousand (10,000) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.
               8.2 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
          9. Purchase Price.
               The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the

Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price on each Purchase Date during that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.
          10. Payment of Purchase Price.
               Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted or, if authorized by the Board for Participants outside the United States, by means of contribution other than payroll deductions, subject to the following:
               10.1 Amount of Payroll Deductions/Contributions. Except as otherwise provided herein, the amount to be deducted under or contributed to the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted or contributed on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first payday during an Offering) or more than ten percent (10%). The Board may change the foregoing limits on payroll deductions or contributions effective as of any Offering Date.
               10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.
               10.3 Election to Change or Stop Payroll Deductions/Contributions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions or contributions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions or contributions to one percent (1%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The “Change Notice Date” shall be the day immediately prior to the beginning of the first pay period for which such election is to be effective, unless a different date is established by the Company and announced to the Participants.
               10.4 Administrative Suspension of Payroll Deductions/Contributions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions or contributions under the Plan as the Company deems advisable to avoid accumulating payroll deductions or contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Payroll deductions or contributions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning, respectively, of the next Offering Period the first Purchase Date of which falls in the following calendar year, provided that the individual is a Participant in such Offering Period, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.
               10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or contributions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company unless prohibited by local law for Participants outside the United States. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
               10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan unless required by local law for Participants outside the United States; provided, however, that upon a determination by the Company’s Board, the Company may elect to pay interest (without an obligation to do so) on sums previously deducted or contributed from a Participant’s Compensation in the event that the Company unilaterally returns such sums to the Participant prior to the end of an Offering Period.
               10.7 Voluntary Withdrawal from Plan Account. A Participant may withdraw all of the payroll deductions or contributions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company’s receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.
          11. Purchase of Shares.
               11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions or contributions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the

Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.
               11.2 Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
               11.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.
               11.4 Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, as the case may be.
               11.5 Tax Withholding. At the time a Participant’s Purchase Right is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign income, social insurance and other payroll tax withholding obligations, if any, of the Participating Company Group which arise upon the grant or exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold the applicable taxes from the Participant through any means set forth in the applicable Subscription Agreement or any reasonable method including, but not limited to, withholding from Participant’s Compensation or selling the shares of Stock acquired on the Purchase Date to meet such withholding obligations.
               11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
               11.7 Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s

Plan account setting forth the total payroll deductions or contributions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.
          12. Withdrawal from Plan or Offering.
               12.1 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.
               12.2 Reserved.
               12.3 Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant’s accumulated payroll deductions or contributions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share of Stock as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.
               12.4 Transfer of Employment. A Participant who transfers employment from a Participating Company in the Code Section 423 Component to a Participating Company Designated in the Non-423 Component of the Plan shall immediately cease to participate in the Code Section 423 Component. However, his or her accumulated payroll deductions or contributions for the Offering Period in which such transfer occurs shall be transferred to the Non-423 Component, and such individual shall immediately join the then current Offering under the Non-423 Component upon the same terms and conditions in effect other Participants of the same Participating Company to which the individual is transferred. A Participant who transfers employment from a Participating Company in a current Offering under the Code Section 423 Component to the

Company or any other Participating Company the Code Section 423 Component shall remain a participant in the Code Section 423 Component until the earlier of (a) the end of the current Offering Period under the Code Section 423 Component or (b) the start date of the first Offering under the Code Section 423 Component in which he or she participates following such transfer. Regardless of the above and in the event a transfer occurs which is not described above, the Company shall determine which Offering the Participant will be eligible to participate in and whether the Participant should be permitted to continue to participate considering local law restrictions, Code Section 423 requirements, terms of Offerings for the entity in which the Participant is transferring to and any other relevant considerations.
          13. Termination of Employment or Eligibility.
               Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s accumulated payroll deductions or contributions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13 unless required by local law for Participants outside the United States. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.
          14. Change in Control.
               14.1 Definitions.
                         (a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
                         (b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
               14.2 Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
          15. Nontransferability of Purchase Rights.
               Neither payroll deductions/contributions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
          16. Compliance with Securities Law.
               The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state, local and foreign law with respect to such securities. A Purchase Right may not be granted or exercised if the grant of such Purchase Right or issuance of shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to grant such Purchase Right or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the grant or exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
          17. Rights As a Stockholder and Employee.
               A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group nor interfere in any way, in compliance with applicable laws, with any right of the Participating Company Group to terminate the Participant’s employment at any time.
          18. Legends.
               The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:
“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”
          19. Notification of Disposition of Shares.
               The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
          20. Designation of Beneficiary.
               20.1 Designation Procedure. Unless otherwise restricted by the Board for participants outside the United States, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.
               20.2 Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative.
          21. Notices.
               All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
          22. Amendment or Termination of the Plan.
               The Board may at any time amend or terminate the Plan, except that (a) no such amendment or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.
          23. Rules for Foreign Jurisdictions.
               23.1 Special Rules or Procedures. Notwithstanding any provision to the contrary in this Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.
               23.2 Procedures or Sub-Plans. The Board may also adopt rules, procedures or sub-plans applicable to particular Subsidiary Corporations or locations, which may be designed to be within the scope of Section 423 of the Code, including the 423 Component, or outside the scope of Section 423 of the Code, including the Non-423 Component. Such rules, procedures or sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 4.1 and 22, but unless otherwise superseded by the terms of such rules, procedures or sub-plans, the provisions of this Plan shall govern. To the extent inconsistent with the requirements of Section 423 of the Code, the Purchase Rights granted under such rules, procedures or sub-plans shall be considered granted under the Non-423 Component of the Plan.
          24. Code Section 409A.
               24.1 The Code Section 423 Component is exempt from the application of Code Section 409A.
               24.2 The Non-423 Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Board may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Board would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase common stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Board with respect thereto. The Company makes no representation that the option to purchase common stock under the Plan is compliant with Code Section 409A
          25. Governing Law.
               This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

Appendix A
McAFEE, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
PLAN HISTORY

January 15, 2002	Board adopts Plan with an initial reserve of 2,000,000 shares.

May 15, 2002	Stockholders approve the Plan with an initial reserve of 2,000,000 shares

July 9, 2002	Plan amended by the Board of Directors to allow for country specific requirements and resolves the following:

That the procedures presently reflected in the enrollment materials distributed to Employees for the use of electronic and other forms of enrollment and withdrawal from the ESPP are hereby authorized and the authority to make any additional changes is delegated to the proper officers of the Company; Participants participating in the ESPP are allowed to increase or decrease the rate of their payroll deductions only one time per Offering (formerly Purchase) Period.

If the first day of an ESPP Offering Period (August 1 or February 1) falls on a day the NYSE is not open for trading, the Offering Date will be the next following trading day. If a purchase date (January 31 or July 31) falls on a day the NYSE is not open for trading the Purchase Date will be the first trading day immediately preceding.

That the accumulated payroll deductions of ESPP Participants in Austria be held in a separate interest bearing account maintained by the Company.

That Employees of Hong Kong Participating Companies may participate in the ESPP only by making payments using personal checks or depositing the amount with the Company, rather than by payroll deductions.

That the accumulated payroll deductions of ESPP Participants in New Zealand be held in a separate bank account maintained by the Company.

That the accumulated payroll deductions of ESPP Participants in the Netherlands shall be held in a separate bank account maintained by a foundation of the Company.

That ESPP Participants in South Africa are limited to holding up to ZAR750,000 in offshore investments and must comply with exchange control requirements.

That ESPP Participants in India are limited to remitting up to US$20,000 in the aggregate to purchase shares under the ESPP and other Company stock plans and must comply with exchange control requirements.

That the Employees of Participating Companies in the United Kingdom will be required to complete any form of joint election to undertake the liability for employer National Insurance Contributions as requested by the Company.

That the proper officers of the Company be, and hereby are, authorized and directed to take any such action necessary and advisable to carry out the intent and purpose of these resolutions, including, but not limited to, the implementation of further amendments to the ESPP which counsel for the Company deems necessary or advisable to conform the ESPP with the intent and purposes of these resolutions.

That the officers of the Company be, and each of them hereby is authorized to execute, file and deliver, in the name of and on behalf of the Company, such further agreements, documents, and other instruments as any such officer may deem necessary or appropriate to effectuate the intent of the foregoing resolutions; and that the taking of any action or the execution of any instrument by an officer of the Company in connection with the foregoing resolutions shall be conclusive of his or her determination that the same was necessary to serve the best interests of the Company.

April 7, 2005	Plan amended by the Board to (i) increase the shares available under the Plan from 4,000,000 to 5,000,000, subject to obtaining stockholder approval at the annual stockholders meeting on May 25, 2005, and (ii) shorten Offering Periods from 24 months to 6 months effective with new Offering Periods commencing on and after August 1, 2005. Offering Periods in progress prior to August 1, 2005 will continue in effect until the 24 month period ends.

August 2, 2006	Plan amended to allow for the payment of interest on Participant’s Contributions in certain limited circumstances.

April 21, 2008	Compensation Committee determined that, beginning on or about June 1, 2008, Offering Periods shall commence on or about June 1 and December 1 of each year and end on the or about the last day of the following November or May, respectively, occurring thereafter.

April 28, 2008	Compensation Committee delegated its authority under Section 23.1 to any proper officer of the Company to adopt any such rules and procedures relating to the operation and administration of the ESPP to accommodate specific requirements of local laws and procedures for jurisdictions outside of the United States, and approved and adopted (A) the Australian Addendum sub-plan to the ESPP attached hereto as Exhibit A, and (B) the European Economic Area sub-plan to the ESPP attached hereto as Exhibit B.

October 27, 2008	Compensation Committee added Italy and New Zealand to the list of countries set forth on Exhibit C.

February 2, 2009	Plan amended by the Compensation Committee to increase the shares available under the Plan from 5,000,000 to 8,000,000, subject to obtaining stockholder approval at the annual stockholders meeting on April 27, 2009.

April 27, 2009	Stockholders approved the amendment to increase the shares available under the Plan from 5,000,000 to 8,000,000.

May 4, 2009	Compensation Committee added Colombia to the list of countries set forth on Exhibit C and delegated its authority to designate the list of countries with Participating Companies under the ESPP to the Company’s Chief Executive Officer.

May 3, 2010	Compensation Committee (i) determined that each designated Parent Corporation or Subsidiary Corporation shall be deemed to participate in a separate Offering from the Company or any other designated Subsidiary Corporation, (ii) designated each Parent and Subsidiary Corporation set forth in Exhibit C as participating in the Code Section 423 Component of the Plan, (iii) designated each Subsidiary Corporation and the Employees of certain branch offices of such Subsidiary Corporations set forth in Exhibit D as participating in the Non-423 Component , (iv) excluded the Employees of certain branch offices of designated Subsidiary Corporations under the Non-423 Component of the Plan set forth in Exhibit E, (v) determined that Employees of designated Subsidiary Corporations in European Economic Area (“EEA”) countries set forth in Exhibit F shall be Eligible Employees even if customarily employed for less than twenty (20) hours per week, (vi) determined that Offerings for each designated Subsidiary Corporation in EEA countries set forth in Exhibit F shall be governed by the terms of the EEA sub-plan in Exhibit B, and (vii) determined that the Offerings for each designated Subsidiary Corporation in Australia shall be governed by the terms of the Australian Addendum set forth in Exhibit A. These designations supersede any prior designations.

Exhibit A
MCAFEE, INC.
AUSTRALIAN ADDENDUM TO THE
2002 EMPLOYEE STOCK PURCHASE PLAN
1.	Purpose

This addendum (the “Australian Addendum”) to the McAfee, Inc. 2002 Employee Stock Purchase Plan, as amended (the “U.S. Plan”) is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan (which are modified by this addendum in certain respects to ensure compliance with the requirements of ASIC Class Order 03/184), shall govern the operation of the Plan with respect to Australian resident employees of McAfee, Inc. (the “Company”) and its Australian Subsidiary. The Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and ASIC Class Order 03/184 issued pursuant to that policy statement.

2.	Definitions

Except as set forth below, capitalised terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of this Australian Addendum:

“ASIC” means the Australian Securities & Investments Commission;

“Associated Body Corporate” means, as determined in accordance with the Corporations Act 2001:

   (a) a body corporate that is a related body corporate of the Company;

   (b) a body corporate that has voting power in the Company of not less than 20%; or

   (c) a body corporate in which the Company has voting power of not less than 20%;
“Australian ADI” means an Australian authorised deposit taking institution which is regulated by the Australian Prudential Regulation Authority under the Australian Banking Act 1959;

“Australian Subsidiary” means any Australian Associated Body Corporate, including McAfee Australia Pty. Limited;

“Company” means McAfee, Inc.;

“Plan” means collectively the U.S. Plan and this Australian Addendum;

“Shares” means shares of the common stock of the Company; and

“U.S. Plan” means the McAfee, Inc. 2002 Employee Stock Purchase Plan, as amended.

3.	Form of Awards

Only Shares and rights to acquire Shares shall be awarded to Australian-resident employees under the Plan.

4.	Employees

The offer under the Plan must be extended only to offerees who at the time of the offer are full or part-time employees or directors of the Company or an Australian Subsidiary.

5.	Form of Offer

Any offer under the Plan must be in writing (“Offer Document”) and must include or be accompanied by a copy of the rules of the Plan.

The Company must take reasonable steps to ensure that any Australian person to whom an offer under the Plan is made is given a copy of the Offer Document.

The Offer Document must also state the name of the Australian ADI where contributions are held, the length of time they may be held and the rate of interest payable (if any).

The Offer Document will include a statement to the effect that any advice given by the Company or an Australian Subsidiary in connection with the offer is general advice only, and that Australian offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

6.	Australian Dollar Equivalent of Purchase Price at Offer Date

The Offer Document must specify the Australian dollar equivalent of the Purchase Price of the Shares offered were the Purchase Price formula applied at the date of the Offer Document.

7.	Updated Purchase Price Information

The Offer Document must include an undertaking that, and an explanation of the way in which the Company or its Australian Subsidiary must, within a reasonable period of an employee so requesting, make available to the employee the following information:

(a)	the Australian dollar equivalent of the current market price of shares in the same class as the Shares to which the offer relates; and

(b)	the Australian dollar equivalent of the Purchase Price as if the Purchase Price formula were applied at the date of the employee’s request.
For the purposes of the above calculation, the current market price of a Share shall be taken as the price published by the principal exchange on which the Share is quoted as the closing price for the previous day on which the Share was traded on the stock market of that exchange.

8.	Exchange Rate for Australian Dollar Equivalent of the Purchase Price

For the purpose of clauses 6 and 7, the Australian dollar equivalent of the Purchase Price and current market price of a Share shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank on the previous business day.

9.	Restriction on Capital Raising: 5% limit

In the case of an offer of Shares or options for issue under the Plan, the number of Shares the subject of the offer or to be received on exercise of an option, when aggregated with the Offer Shares, must not exceed 5% of the total number of issued Shares in that class of the Company as at the time of the offer.

In calculating the Offer Shares, the following must be counted:
(a)	the number of Shares in the same class which would be issued were each outstanding offer or option to acquire unissued Shares, being an offer made or option acquired pursuant to an employee share scheme extended only to employees or directors of the Company or of Associated Bodies Corporate, to be accepted or exercised (as the case may be); and

(b)	the number of Shares in the same class issued during the previous 5 years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Company or of Associated Bodies Corporate.
In calculating the Offer Shares, disregard any offer made, or option acquired or Share issued by way or as a result of:
(c)	an offer to a person situated at the time of receipt of the offer outside Australia; or

(d)	an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(e)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act 2001; or

(f)	an offer that did not require the giving of a Product Disclosure Statement (within the meaning of the Corporations Act 2001) because of section 1012D of the Corporations Act 2001; or

(g)	an offer made under a disclosure document or a Product Disclosure Statement.
10.	Lodgement of Offer Document with the ASIC

A copy of the Offer Document (which need not contain details of the offer particular to the offeree such as the identity or entitlement of the offeree) and each accompanying document must be provided to ASIC not later than 7 days after the provision of that material to the offeree.

11.	Compliance with Undertakings

The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, such as the undertaking to provide pricing information on request.

12.	No Loan or Financial Assistance

Neither the Company nor any Associated Body Corporate may offer employees any loan or other financial assistance for the purpose of, or in connection with, the acquisition of the Shares to which the offer relates.

13.	Contribution Plan

All contributions from wages or salary made in connection with participation in the Plan must be authorised by the offeree on the same form of application which is used in respect of the offer, or on a form that is included in or accompanies the Offer Document.

Any contributions made by an offeree as part of the Plan must be held by the Company for the offeree in an account of an Australian ADI which is established and kept by the Company solely for the purpose of depositing contribution moneys and other money paid by employees for the Shares on offer under the Plan.

The Australian offeree may elect to discontinue their participation in the Plan under procedures established under the Plan, and as soon as practicable after that election is made, all money deposited with the Australian ADI in relation to that offeree shall be returned.
*            *           *           *           *

Exhibit B
MCAFEE, INC.
SUB-PLAN TO THE
2002 EMPLOYEE STOCK PURCHASE PLAN
FOR ELIGIBLE EMPLOYEES IN THE EUROPEAN ECONOMIC AREA (“EEA”)
1. Purpose of the Sub-Plan
     (a) The Board of Directors of McAfee, Inc. (the “Company”) has established the McAfee, Inc. Employee Stock Purchase Plan, as amended (the “Plan”), to provide Eligible Employees (as defined in the Plan) with an opportunity to purchase common stock of the Company generally through accumulated payroll deductions or other contributions.
     (b) Section 23.2 of the Plan specifically authorizes the Board, or a committee designated by the Board, to adopt such rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate specific requirements of local laws and procedures for jurisdictions outside of the United States.
     (c) The Board via its Compensation Committee has determined that it is appropriate and advisable to establish a sub-plan to the Plan for the purpose of complying with applicable local laws implementing the European Union Prospectus Directive 2003/71/EC (November 4, 2003).
     (d) The rules of this sub-plan (the “Sub-Plan”) shall, together with the rules of the Plan, govern the offering of and the participation in the Plan with respect to all Eligible Employees located in any European Union (“EU”) Member State or European Economic Area (“EEA”) treaty adherent state.
2. Terms of the Sub-Plan
     (a) Any capitalized term used but not defined herein shall have the meaning given to such term in the Plan.
     (b) Notwithstanding any other provision in the Plan, in no event shall the total contributions made by Plan participants located in EU Member States and EEA treaty adherent states for the purchase of common stock under the Plan, when combined with the total consideration of all other offers to the public by the Company of its common stock within any EU Member State or EEA treaty adherent state, exceed the amount of €2,499,999 in any 12-month period. In order not to exceed this limit, the Company reserves the right to limit the number of shares of common stock that may be purchased by each participant to ensure that the total consideration of all offers of common stock within any EU Member State or EEA treaty adherent state does not exceed €2,499,999 in any 12-month period. Any such limit imposed under this Sub-Plan will be applied to all participants on similar terms and on a pro-rata basis.

B - 1

     (c) Subject to the terms of the Plan, the Board or a committee appointed by the Board reserves the right to amend or terminate the Sub-Plan, as contained herein, at any time.

B - 2

Exhibit C

List that includes Parent and Subsidiary Corporations designated to participate in Code
Section 423 Component

Company Code	Name of Entity	Jurisdiction
1300	McAfee International Ltd.	UK
1340	Dr Solomon’s Software Ltd	UK
1500	McAfee Ireland Ltd	Ireland
1560	McAfee Security Sarl	Luxembourg
1600	McAfee S.A.S. (FR)	France
1700	McAfee GmbH	Germany
2000	McAfee Canada, Inc.	Canada
2100	McAfee Software GmbH	Austria
2600	McAfee, Inc. (Parent Corporation)	USA
2800	McAfee Co., Ltd. (Japan)	Japan
3000	McAfee SRL. (Italy)	Italy
3100	McAfee do Brasil Ltd.	Brazil
3110	McAfee Chile S.A.	Chile
3120	McAfee Guatemala S.A.	Guatemala
3130	McAfee de Panama S.A.	Panama
3140	McAfee de El Salvador S.A	El Salvador
3150	McAfee de Costa Rica S.A.	Costa Rica
3160	McAfee Colombia Ltda.	Colombia
3400	McAfee Sales India Privat	India
3500	McAfee (India) Private Lt	India
3510	Reconnex India Private Lt	India
3520	Solidcore Techsoft India	India
3720	McAfee Korea Ltd.	Korea
3800	McAfee New Zealand Ltd.	New Zealand
3900	McAfee Australia Pty. Ltd	Australia
4150	McAfee (Poland) sp.zo.o	Poland
4300	McAfee AG (Switzerland)	Switzerland
4500	McAfee N.V. (Belgium)	Belgium
4700	McAfee de Mexico, S.A. de	Mexico
4900	McAfee South Africa (Pty)	South Africa
5010	McAfee S.A. (Spain)	Spain
5050	McAfee S.A. (Portugal)	Portugal
5110	QA Info. Security OY	Finland
5210	McAfee N.A.AB (Sweden)	Sweden
6000	McAfee Denmark ApS	Denmark
6500	McAfee (Israel)Ltd	Israel

C - 1

Exhibit D
List of Subsidiary Corporations and certain branch offices of such Subsidiary
Corporations whose employees are designated to participate in the Non-423 Component
(subject to the exclusion of certain branch offices of these entities listed in Exhibit E)

Company Code	Name of Entity	Jurisdiction
1800	McAfee International BV	Netherlands

3600	McAfee (Singapore) Pte Lt	Singapore

3700	McAfee (Hong Kong) Ltd.	Hong Kong

Branch office of 1800	Istanbul (branch office of McAfee International BV)	Turkey

Branch office of 1800	Dubai (branch office of McAfee International BV)	United Arab Emirates

Branch office of 3600	S. Korea (branch office of McAfee (Singapore) pte Lt)	S. Korea

Branch office of 3600	Taiwan (branch office of McAfee (Singapore) pte Lt)	Taiwan

Branch office of 3600	Thailand (branch office of McAfee (Singapore) pte Lt)	Thailand

D - 1

Exhibit E
List of branch offices of certain Subsidiary Corporations listed in Exhibit D whose employees are excluded from participation in the Plan

Company Code	Name of Entity	Jurisdiction
Branch office of 1800	Saudi Arabia (branch office of McAfee International BV)	Saudi Arabia

Branch office of 3600	Malaysia (branch office of McAfee (Singapore) pte Lt)	Malaysia

Branch office of 3600	Philippines (branch office of McAfee (Singapore) pte Lt)	Philippines

Branch office of 3700	Beijing (branch office of McAfee (Hong Kong) Ltd.)	China

E - 1

Exhibit F
EEA Countries

Austria	Greece	Netherlands
Belgium	Hungary	Norway
Bulgaria	Iceland	Poland
Cyprus	Ireland	Portugal
Czech Republic	Italy	Romania
Denmark	Latvia	Slovakia
Estonia	Liechtenstein	Slovenia
Finland	Lithuania	Spain
France	Luxembourg	Sweden
Germany	Malta	United Kingdom

F - 1